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                [Letterhead of Gray Plant Mooty Mooty & Bennett]

                                                                     Exhibit 5.1


                                          Lindley S. Branson
                                          612 343-2827

                               September 23, 1999

Webb Interactive Services, Inc.
1800 Glenarm Place
Suite 800
Denver, CO 80202

          RE:  Form S-3 Registration Statement

Ladies/Gentlemen:

          This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended, of a maximum of 1,129,568 shares of common stock, no par value (the "Shares"), of Webb Interactive Services, Inc. (the "Company" or "Webb") issuable upon the conversion of a promissory note and the exercise of a warrant issued by the Company pursuant to the Securities Purchase Agreement dated August 25, 1999, between the Company and Castle Creek Technology Partners LLC (the "Purchase Agreement").

          We have acted as counsel to the Company in connection with the preparation of the Form S-3 Registration Statement (the "Registration Statement"). We have examined the Articles of Incorporation, as amended, the Bylaws of the Company, such records of proceedings of the Company as we deemed material and such other certificates, records and documents as we considered necessary for the purposes of this opinion.

          Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with terms of the Purchase Agreement, including the exhibits thereto, will be legally issued, fully paid and non-assessable securities of the Company. We understand that this opinion is to be issued in connection with the Registration Statement. We consent to a filing of a copy of this opinion with the Registration Statement.

                                 Very truly yours,

                                 GRAY, PLANT, MOOTY,
                                  MOOTY & BENNETT, P.A.



                                 By  /s/ Lindley S. Branson
                                     -------------------------------------------
                                         Lindley S. Branson